Exhibit 1.1
EXECUTION COPY
9,863,014 Shares
Coeur d’Alene Mines Corporation
Common Stock
Underwriting Agreement
September 13, 2005
Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Ladies and Gentlemen:
     Coeur d’Alene Mines Corporation, an Idaho corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to Deutsche Bank Securities Inc. (the “Underwriter”) an aggregate of 9,863,014 shares (the “Shares”) of common stock, par value $1.00 per share, of the Company (“Common Stock”).
     On September 8, 2005, the Company, CDE Australia Pty Ltd ABN, a wholly owned subsidiary of the Company, and Perilya Broken Hill Ltd ABN entered into a Silver Sale Agreement, (such agreement, together with any agreements specifically related to the transaction, are hereinafter referred to as the “Perilya Agreements”) pursuant to which, among other things, the Company agreed to acquire the silver contained at the Broken Hill Mine in Australia for an agreed aggregate purchase price of $36 million (such acquisition is hereinafter referred to as the “Perilya Transaction”). The Company intends to use the net proceeds of the offering of the Shares to consummate the Perilya Transaction in the manner described in the section entitled “Use of Proceeds” in the final prospectus supplement relating to the Shares filed with the Securities Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).
     The Company has prepared and filed in conformity with the requirements of the Securities Act, and the published rules and Regulations thereunder (the “Rules”) adopted by the Commission a registration statement on Form S-3 (No. 333-114671), including a related prospectus (the “Base Prospectus”) relating to Common Stock, preferred stock, debt securities and warrants of the Company that may be sold from time to time by the Company in accordance with Rule 415 of the Securities Act. Copies of such Registration Statement (including all documents deemed incorporated by reference therein) and of the related Base Prospectus have heretofore been delivered by the Company or are otherwise available to you. The term “Registration Statement” as used in this Agreement means the registration statement, including all financial statements, exhibits and documents filed therewith or incorporated by reference therein on or before the date hereof, as amended from time to time. The term “Preliminary Prospectus” means any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Securities Act, or any preliminary prospectus supplement used prior to the filing of the Prospectus Supplement (as defined below). The term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus, including, without limitation, the final prospectus supplement (the “Prospectus Supplement”), filed pursuant to Rule 424(b) with the Commission in connection with the proposed sale of the Shares contemplated by this Agreement through the date of such Prospectus Supplement. The term “Effective Date” shall mean each date that the Registration Statement and any post effective amendment or amendments thereto became or become effective. Unless otherwise stated herein, any reference herein to the Registration Statement and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the date hereof. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Registration Statement or Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     The Company understands that the Underwriter proposes to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Closing Date (as defined in Section 2(c)), as the Underwriter deems advisable.
     The Company hereby confirms that the Underwriter and dealers have been authorized to distribute or cause to be distributed each Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriter).
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
          1. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the date hereof and as of the Closing Date as follows:
               (a) The Company meets the requirements for use of Form S-3 under the Securities Act and has filed with the Commission the Registration Statement on such form, including a Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares. Such Registration Statement is effective. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective or filed, as the case may be, it (i) complied or will comply, in all material respects, with the requirements of the Securities Act and the Rules and (ii) did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related Preliminary Prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus as amended or supplemented (i)

complied in all material respects with the applicable provisions of the Securities Act and the Rules and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. Notwithstanding the foregoing, none of the representations and warranties in this Section 1(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon, and in conformity with, information herein or otherwise furnished in writing by the Underwriter for use in the Registration Statement or the Prospectus. With respect to the preceding sentence, the Company acknowledges that the only information furnished in writing by the Underwriter for use in the Registration Statement or the Prospectus is the statements contained in the third and eleventh paragraphs under the caption “Underwriting” in the Prospectus Supplement.
               (b) The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened under the Securities Act. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules has been or will be made in the manner and within the time period required by such Rule 424(b).
               (c) The documents incorporated by reference in the Registration Statement and the Prospectus, at the time they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and any further documents so filed and incorporated by reference in the Registration Statement and the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.
               (d) The consolidated financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the Registration Statement and Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; and such consolidated financial statements and related schedules and notes thereto, and the unaudited financial information filed with the Commission as part of the Registration Statement, have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved. The summary and selected financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and have been presented on a basis consistent with the consolidated financial statements set forth in the Prospectus and other financial information. The financial information included in or incorporated in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K of the Commission.
               (e) KPMG LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the periods covered by its reports, were independent public accountants as required by the Securities Act and the Rules.
               (f) Each of the Company and its significant subsidiaries, as such term is defined in Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”), is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or organization. Each of the Company and each such subsidiary is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its subsidiaries considered as a whole (a “Material Adverse Effect”); and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.
               (g) Each of the Company and its subsidiaries has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder. Except as may be required under the Securities Act and state and foreign Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Shares.
               (h) Each of the Company and its subsidiaries owns or possesses legally enforceable rights to use all trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how and other similar rights and proprietary knowledge (collectively, “Intangibles”) necessary for the conduct of its business. Neither the Company nor any of its subsidiaries has received any notice of, or is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles.
               (i) The Company and each of its subsidiaries has good and marketable title in fee simple to all real property, and good and marketable title to all other property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except (A) as disclosed in the Company’s filings with the Commission under the Exchange Act and (B) such as do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. All property held under lease by the Company and its subsidiaries is held by them under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are not material and do not materially interfere with the use made or proposed to be made of such property by the Company and its subsidiaries.
               (j) There are no litigation or governmental proceedings to which the Company or any of its subsidiaries is subject or that is pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries that, individually or in the aggregate, might have a Material Adverse Effect, affect the consummation of this Agreement or that is required to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.
               (k) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, except as described therein, (i) there has not been any change in the assets or properties, business, results of operations, prospects or condition (financial or otherwise), of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business which would have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree which would have a Material Adverse Effect; and (iii) since the date of the latest balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor its subsidiaries has (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except for such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) except for regular dividends on the Common Stock in amounts per share that are consistent with past practice, declared or paid any dividend or made any distribution on any shares of its stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock
               (l) There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the Securities Act or Rules. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the Exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company or its subsidiary, as the case may be, in accordance with its terms. Neither the Company nor any of its subsidiaries, if a subsidiary is a party, nor to the Company’s knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case which default or event, individually or in the aggregate, would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observance of any term, covenant or condition, by the Company or its subsidiary, if a subsidiary is a party thereto, of any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which Company or its properties or business or a subsidiary or its properties or business may be bound or affected which default or event, individually or in the aggregate, would have a Material Adverse Effect.
               (m) Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or by-laws or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.
               (n) Neither (i) the execution, delivery and performance of this Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) nor (ii) the consummation of the transactions contemplated by the Perilya Agreements will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which either the Company or its subsidiaries or any of their properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its subsidiaries or violate any provision of the charter or by-laws of the Company or any of its subsidiaries, except for such consents or waivers which have already been obtained and are in full force and effect.
               (o) The Company has an authorized capitalization as set forth in the Prospectus, and all the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company or any of its subsidiaries or any such rights pursuant to its certificate of incorporation or by-laws or any agreement or instrument to or by which the Company or any of its subsidiaries is a party or bound. The Shares, when issued and sold pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable and none of them will be issued in violation of any preemptive or other similar right. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue, any share of stock of the Company or any of its subsidiaries or any security convertible into, or exercisable or exchangeable for, such stock. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

               (p) All outstanding shares of capital stock of each of the Company’s Significant Subsidiaries have been duly authorized and validly issued, and, except for directors’ qualifying shares, are fully paid and nonassessable and are owned directly by the Company or by another wholly-owned subsidiary of the Company free and clear of any security interests, liens, encumbrances, equities or claims, other than those described in the Prospectus.
               (q) No holder of any security of the Company has any right, which has not been waived, to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder for a period of 90 days after the date of this Agreement. An enforceable written Lockup agreement in the form attached to this Agreement as Annex I (“Lockup Agreement”) has been delivered to the Underwriter by each person listed on Exhibit A thereto.
               (r) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement and the issuance and sale by the Company of the Shares. Each of this Agreement and the Perilya Agreements to which the Company or any of its subsidiaries is a party has been duly and validly authorized, executed and delivered by the Company or such subsidiary and constitutes the legal, valid and binding obligation of the Company or such subsidiary enforceable against the Company or such subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles.
               (s) Neither the Company nor any of its subsidiaries is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened, which dispute would have a Material Adverse Effect. The Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which would have a Material Adverse Effect. The Company is not aware of any threatened or pending litigation between the Company or its subsidiaries and any of its executive officers which, if adversely determined, could have a Material Adverse Effect and has no reason to believe that such officers will not remain in the employment of the Company.
               (t) No transaction has occurred between or among the Company and any of its officers or directors, shareholders or any affiliate or affiliates of any such officer or director or shareholder that is required to be described in and is not described in the Registration Statement and the Prospectus.
               (u) The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock or any security of the Company to facilitate the sale or resale of any of the Shares.
               (v) The Company and each of its Significant Subsidiaries has filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending, which if adversely determined would have a Material Adverse Effect; nor are there any material proposed additional tax assessments against the Company or any of its Significant Subsidiaries.
               (w) The Shares will have been duly authorized for listing on the New York Stock Exchange and the Toronto Stock Exchange on or prior to the Closing Date, subject to official notice of issuance.
               (x) The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or listing on the New York Stock Exchange or the Toronto Stock Exchange, nor has the Company received any notification that the Commission, the New York Stock Exchange or the Toronto Stock Exchange is contemplating terminating such registration or quotation.
               (y) The books, records and accounts of the Company and its subsidiaries accurately, fairly and reasonably reflect, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its subsidiaries. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
               (z) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus, and such policies are in full force and effect.
               (aa) Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the Perilya Agreements, and the consummation of the transactions herein contemplated required to be obtained or performed by the Company (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the “NASD”) or may be necessary to qualify the Shares for public offering by the Underwriter under the state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
               (bb) There are no affiliations with the NASD among the Company’s officers, directors or, to the best of the knowledge of the Company, any five percent or greater stockholder of the Company, except as set forth in the Registration Statement, the Prospectus Supplement or otherwise disclosed in writing to the Underwriter.

               (cc) Except (A) as disclosed in the Company’s filings with the Commission under the Exchange Act and (B) as would not, individually or in the aggregate, have a Material Adverse Effect, (i) each of the Company and each of its subsidiaries is in compliance in all material respects with all rules, laws and regulation relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Law”) which are applicable to its business; (ii) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval; (iv) to the Company’s knowledge, no facts currently exist that will require the Company or any of its subsidiaries to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company or its subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA 1980”) or otherwise designated as a contaminated site under applicable state or local law. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the CERCLA 1980.
               (dd) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which the Company identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties).
               (ee) The Company is not and, after giving effect to the offering and sale of the Shares and the application of proceeds thereof as described in the Prospectus, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).
               (ff) The Company or any other person affiliated with or acting on behalf of the Company including, without limitation, any officer, director, employee, or agent of the Company or any stockholder thereof acting on behalf of the Company or its subsidiaries, has not, directly or indirectly, while acting on behalf of the Company or its subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
               (gg) Except as described in the Prospectus or in the documents incorporated by reference into the Prospectus, the Company has not sold or issued any shares of, or securities convertible into, Common Stock or a class similar to Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S, of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
               (hh) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” as defined in Section 3(3) of ERISA and such regulations and published interpretations in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in 12 ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company could have any liability.
               (ii) Each of the Company, its directors and officers has not distributed and will not distribute prior to the later of (i) the Closing Date, and (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Securities Act.
               (jj) There is and has been no failure on the part of the Company to comply in all material respects with any provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith that are effective, including Sections 302 and 906 related to certifications, except for any provisions with which the Company is not currently required to comply.
          2. Purchase, Sale and Delivery of the Shares.
               (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase, at a price of $3.65 per share (the “Purchase Price”), the Shares.
               (b) The Shares to be purchased by the Underwriter hereunder will be represented by certificates which will be deposited by or on behalf of the Company with DTC or its designated custodian. The Company will deliver the Shares to you for your account, against payment by or on behalf of you of the Purchase Price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to you at least forty-eight hours in advance, by causing DTC to credit the Shares to your account at DTC. The Company will cause the Shares to be made available to you for checking at least twenty-four hours prior to the Closing Date (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on September 15, 2005 or such other time and date as the Underwriter and the Company may agree upon in writing (the “Closing Date”).
               (c) The documents to be delivered at the Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriter pursuant to Section 6(l) hereof, will be delivered at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at the Closing Date. A meeting will be held at the Closing Location at 1:00 p.m., New York City time, on the Business Day next preceding the Closing Date, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.
               (d) The Company acknowledges and agrees that the Underwriter, in providing investment banking services to the Company in connection with the offering of the Shares, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor on an arm’s length basis and not as a fiduciary and the Company does not intend the Underwriter to act in any capacity other than independent contractor, including as a fiduciary or in any other position of higher trust. The Company shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement and the Underwriter shall have no responsibility or liability with respect to such investigation and appraisal.
          3. Offering by the Underwriter.
          It is understood that the Underwriter is to make a public offering of the Shares as soon as you deem it advisable to do so. The Shares are to be initially offered to the public at the principal amount set forth in the Prospectus.
          4. Covenants of the Company.
          The Company covenants and agrees as follows:
               (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. The Company shall prepare the Prospectus in a form reasonably approved by the Underwriter and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by the Rules.
               (b) The Company shall promptly advise the Underwriter in writing (A) when any post-effective amendment to the Registration Statement shall have become effective or any supplement to the Prospectus shall have been filed, (B) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the institution or threatening of any proceeding for that purpose and (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus or any document incorporated by reference in the

Registration Statement unless the Company has furnished the Underwriter a copy for their review prior to filing and shall not file any such proposed amendment or supplement to which the Underwriter reasonably objects. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.
               (c) If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of Section 4(b), an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.
               (d) The Company shall make generally available to its security holders and to the Underwriter as soon as practicable, but not later than 45 days after the end of the 12 month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12 month period coincides with the Company’s fiscal year), an earning statement (which need not be audited) of the Company, covering such 12 month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.
               (e) The Company shall reasonably cooperate with the Underwriter and its counsel in endeavoring to qualify the Shares for offer and sale in connection with the offering under the laws of such jurisdictions as the Underwriter may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.
               (f) The Company, during the period when the Prospectus is required to be delivered under the Securities Act and the Rules or the Exchange Act, will file all reports and other documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the regulations promulgated thereunder.
               (g) Without the prior written consent of the Underwriter, for a period of 90 days after the date of this Agreement, the Company and the individuals listed on Schedule II hereto shall not issue, sell or register with the Commission (other than on Form S-8 or on any successor form), or otherwise dispose of, directly or indirectly, any equity securities of the Company (or any securities convertible into, exercisable for or exchangeable for equity securities of the Company), except for (A) those shares of Common Stock set forth in the Lockup Agreement, (B) the issuance of shares pursuant to the Company’s existing stock option plan or bonus plan as described in the Registration Statement and the Prospectus, and (C) the issuance of shares of the Company’s Common Stock upon the exercise or conversion of securities of the

Company outstanding on the date hereof and disclosed in the Registration Statement or Prospectus. In the event that during this period, (A) any shares are issued pursuant to the Company’s existing stock option plan or bonus plan that are exercisable during such 90-day period or (B) any registration is effected on Form S-8 or on any successor form relating to shares that are exercisable during such 90-period, the Company shall use its best efforts to obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 90 days after the date of this Agreement, such person will not, without the prior written consent of the Underwriter, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for, any shares of Common Stock) owned by such person.
               (h) During a period of five years from the effective date of the Registration Statement to the extent not otherwise available on the Commission’s website (currently available at http://www.sec.gov), to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which the Shares or any class of securities of the Company is listed;
               (i) On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by each of the New York Stock Exchange (including any required registration under the Exchange Act) and the Toronto Stock Exchange in connection with the transactions contemplated by this Agreement and the Shares;
               (j) Prior to the Closing Date, the Company will issue no press release or other communications directly or indirectly and hold no press conference with respect to the Company, the condition, financial or otherwise, or the earnings, business affairs or business prospects of any of them, or the offering of the Shares without the prior written consent of the Underwriter unless in the judgment of the Company and its counsel, and after notification to the Underwriter, such press release or communication is required by law;
               (k) The Company shall (A) furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement and the Prospectus (including all exhibits thereto and amendments thereof) and all amendments thereof (i) prior to 10:00 a.m. New York City Time on the Business Day next succeeding the date of this Agreement, (ii) so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act or the Rules in connection with the sale and issuance of the Shares and (B) if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a Prospectus Supplement which will correct such statement or omission or effect such compliance. If applicable, the copies of the Registration Statement and Prospectus and each amendment and supplement thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and
               (l) The Company will apply the net proceeds from the offering of the Shares in the manner set forth under “Use of Proceeds” in the Prospectus.
          5. Costs and Expenses.
          The Company will pay, or reimburse if paid by the Underwriter all costs, expenses and fees incident to the performance of the obligations of the Company as provided under this Section and Sections 8 and 10 of this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriter’s copies of the Registration Statement, any Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriter’s Selling Memorandum, the Underwriter’s Invitation Letter, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; any fees incurred in connection with the listing on the New York Stock Exchange or the Toronto Stock Exchange of the Shares; the expenses, including the reasonable fees and disbursements of counsel for the Underwriter, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws; and all other costs and expenses of the Company incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. The Company shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriter, the Company shall reimburse the Underwriter for reasonable out-of-pocket expenses, including reasonable fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the Underwriter for damages on account of loss of anticipated profits from the sale by them of the Shares.
          6. Conditions of Obligations of the Underwriter.
          The obligations of the Underwriter to purchase the Shares are subject to each of the following terms and conditions:

               (a) Notification that all filings related to the Registration Statement, the Prospectus, and the offering of the Shares required by Rule 424 of the Rules shall have been made within the applicable time period;
               (b) No order preventing or suspending the use of any Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Commission and the Underwriter. If the Company has elected to rely upon Rule 430A, Rule 430A information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period and the Company shall have provided evidence satisfactory to the Underwriter of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A;
               (c) The representations and warranties of the Company contained in this Agreement and in the certificates delivered pursuant to Section 6(d) shall be true and correct when made and on and as of the Closing Date, as if made on such date. The Company shall have performed all covenants and agreements and satisfied all the conditions contained in this Agreement required to be performed or satisfied by them at or before the Closing Date;
               (d) The Underwriter shall have received on the Closing Date,
     (i) a certificate, addressed to the Underwriter and dated such closing date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, to the effect that: (1) the representations, warranties and agreements of the Company in this Agreement were true and correct when made and are true and correct as of such closing date; (2) the Company has performed all covenants and agreements and satisfied all conditions contained herein; (3) they have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or otherwise required an amendment to the Registration Statement or the Prospectus; (4) no stop order suspending the effectiveness of the Registration Statement has been issued and, to their knowledge, no proceedings for that purpose have been instituted or are pending under the Securities Act; and (5) Willkie Farr & Gallagher LLP, counsel to the Underwriter and Gibson, Dunn & Crutcher LLP, counsel to the Company, are entitled to rely upon such certificate in connection with the opinions given by such firms pursuant to this Agreement;

     (ii) a certificate, addressed to the Underwriter and dated such closing date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company, in a form reasonably acceptable to the Underwriter, to the effect that certain information contained in the Prospectus is correct in all material respects; and
     (iii) certificates, addressed to the Underwriter and dated such closing date, of each of the managers of operations of each of the Company’s mines, in a form reasonably acceptable to the Underwriter, to the effect that, all mines have in place and currently in effect all material permits (including, e.g., environmental permits) licenses, consents, approvals, determinations and other authorizations, whether governmental or private, necessary for the mine to conduct fully its business and operations, are in full compliance with all laws, regulations, codes, and other requirements applicable to the conduct of its business and operations and is not subject of any investigation or review by any Federal, state or local regulatory agency, and no mine has received in the last 24 months any notice from any governmental or other authority that it is in violation or non-compliance with any licenses, permits, or other authorizations.
               (e) The Underwriter shall have received, at the time this Agreement is executed and on the Closing Date a signed letter from KPMG LLP addressed to the Underwriter and dated, respectively, the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the consolidated financial statements and certain financial information contained in the Registration Statement and the Prospectus;
               (f) The Underwriter shall have received on the Closing Date from Gibson, Dunn & Crutcher LLP, counsel for the Company, an opinion, substantially similar to the opinion set forth in Annex II hereto, addressed to the Underwriter and dated the Closing Date, and stating in effect that:
               (i) Neither the execution and delivery of this Agreement nor the issuance and sale of the Shares by the Company to you pursuant to this Agreement at the Closing Date do not or will not, as the case may be, violate the laws, rules and regulations currently in effect of the State of New York and the federal laws of the United States of America that are, in our experience, generally applicable to transactions of the nature contemplated by the Agreement (other than federal or state securities laws and the rules and regulations thereunder, antitrust laws or trade regulation laws, as to which no opinion is expressed in this paragraph);
               (ii) It is not necessary, in connection with the execution, delivery and performance by the Company of the Agreement, for the Company to obtain approval of, or to make any filing with, any governmental authority or regulatory body of the State of New York or the United States of America under any law or regulation currently in effect of the State of New York or the United States of America applicable to the Company, except (A) such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter, as to which we express no opinion and (B) such as have been obtained under the Securities Act;
               (iii) Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b);
               (iv) The Company is not an “investment company” or an entity controlled by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended;
               (v) The statements in the Prospectus under the captions “Description of Capital Stock” and “Certain United States Federal Tax Considerations,” insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and accurately present the information with respect to such documents and matters; and
          Additionally, such counsel shall state in a separate letter as follows:
          (1) In reliance on the order of the Commission advising that the Registration Statement became effective on November 20, 2004, we are of the opinion that the Registration Statement has become effective under the Securities Act. To our knowledge, based solely upon telephonic confirmation from the staff of the Commission on the Closing Date, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;
          (2) We have participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement and the Prospectus Supplement and related matters were discussed. Because the purpose of our professional engagement was not to establish or confirm factual matters and because the scope of our examination of the affairs of the Company did not permit us to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement or the Prospectus, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as specified in opinion (v) above and insofar as such statements specifically relate to us. On the basis of the foregoing, and except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature included or incorporated by reference therein, as to which we express no opinion or belief, (a) we are of the opinion that the Registration Statement, at the time it became effective, (which, for the purposes of this letter shall have the meaning set forth in Rule 158(c) under the Securities Act), and the Prospectus, as of its date or as of the date hereof, were appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (b) no facts have come to our attention that have led us to believe (i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading or (ii) that the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
                    (g) The Underwriter shall have received on the Closing Date from Kelli Kast, Esq., Secretary and General Counsel of the Company, an opinion, addressed to the Underwriter, substantially similar to the opinion set forth in Annex III hereto, and dated the Closing Date, and stating in effect that:
          (i) Each of the Company and its subsidiaries located in the United States of America (the “Domestic Subsidiaries”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation. The Company and its Domestic Subsidiaries is duly qualified to transact business and is in good standing as a foreign corporation in the jurisdictions set forth on Schedule A hereto, except where the failure to so qualify or to be in good standing, individually or in the aggregate, would not have a Material Adverse Effect;
          (ii) To the best of such counsel’s knowledge, there is no action, suit, proceeding or other investigation, before any court or before any public body or board pending or threatened against, or involving the assets, properties, or businesses of, the Company which is required to be disclosed in the Registration Statement and the Prospectus and is not so disclosed or which could reasonably be expected to have a Material Adverse Effect;
          (iii) Each of the Company and its Domestic Subsidiaries has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted and as described in the Registration Statement and the Prospectus and, with respect to the Company and any of its subsidiaries, as applicable, to enter into and perform its obligations under this Agreement and the Perilya Agreements and to issue and sell the Shares and consummate the Perilya Transaction;
          (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus under the caption “Capitalization” as of the dates stated therein and, since such dates, there has been no change in the capital stock of the Company except for subsequent issuances, if any, pursuant to this Agreement or pursuant to transactions, reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus. The Shares to be issued and sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and nonassessable, and no holder of the Shares is or will be subject to personal liability by reason of being such a holder. The issuance and sale of the Shares by the Company is not subject to any preemptive or other similar rights of any securityholder of the Company. To such counsel’s knowledge, except as disclosed in the Registration Statement and the Prospectus, there are no preemptive or other rights to subscribe for or to purchase or any restriction upon the voting or transfer of any securities of the Company pursuant to the Company’s certificate of incorporation or by-laws or other governing documents or any agreements or other instruments to which the Company is a party or by which it is bound. To such counsel’s knowledge, except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the certificate of incorporation and bylaws of the Company. To such counsel’s knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act;
          (v) All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares;
          (vi) Each of this Agreement and the Perilya Agreements has been duly and validly authorized, executed and delivered by the Company and each of its subsidiaries which is a party thereto;
          (vii) Neither the execution, delivery and performance of this Agreement or the Perilya Agreements by the Company or any of its subsidiaries nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) or thereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge, claim, security interest or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed, trust, note or other agreement or instrument filed as an exhibit to the Company’s filings with the Commission under the Exchange Act;
          (viii) No consent, approval, authorization, license, registration, qualification or order of any court or governmental agency or regulatory body pursuant to the laws of the State of Idaho is required for the due authorization, execution, delivery or performance of this Agreement or the Perilya Agreements by the Company or any of its subsidiaries or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriter;
          (ix) To such counsel’s knowledge (A) each of the Company and each of its subsidiaries is in compliance in all material respects with all applicable Environmental Laws; (B) neither the Company nor its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under any Environmental Laws, except as would not, singly or in the aggregate, have a Material Adverse Effect; (C) each of the Company and each of its subsidiaries has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and is in compliance with all terms and conditions of any such permit, license or approval, except where such failure to receive required permits, licenses or other approvals would not, singly or in the aggregate, have a Material Adverse Effect; and (D) any claims made pursuant to the Comprehensive Environmental Response, Compensation of Liability Act of 1980, as amended, or comparable applicable federal, state or local law with respect to property that is or has been owned, leased or occupied by the Company or its subsidiaries, have been settled or disclosed in the Prospectus, except any claims which would not, singly or in the aggregate, have a Material Adverse Effect; and
          (x) The statements in the Prospectus under the captions “Description of Common Stock” and “Description of Capital Stock” and in the Registration Statement under Item 14 of Part II, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate in all material respects and accurately present the information with respect to such documents and matters. Accurate copies of all contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.
          Additionally, such counsel shall state that it has participated in conferences with officers and other representatives of the Company,

representatives of the Underwriter and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel such counsel does not pass opinion upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to such counsel’s attention which would lead such counsel to believe that (i) the Registration Statement at the time it became effective (except with respect to the consolidated financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no statement or opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the consolidated financial statements, notes and schedules thereto and other financial data, as to which such counsel need make no statement or opinion) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company, when it became effective or was filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Securities Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
                    (h) The Underwriter shall have received on the Closing Date, from foreign counsel of the Company, opinions reasonably satisfactory in form and substance to the Underwriter and its counsel;
                    (i) All proceedings taken in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and its counsel and the Underwriter shall have received from Willkie Farr & Gallagher LLP a favorable opinion, addressed to the Underwriter and dated the Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters as the Underwriter may reasonably request, and the Company shall have furnished to Willkie Farr & Gallagher LLP such documents as they may reasonably request for the purpose of enabling them to pass upon such matters;
                    (j) The Underwriter shall have received copies of the Lockup Agreements, in the form set forth in Annex I hereto, executed by each entity or person listed therein;

                    (k) The Company shall have furnished or caused to be furnished to the Underwriter such further certificates or documents as the Underwriter shall have reasonably requested;
                    (l) The Company shall have complied with the provisions of Section 4(m) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement;
                    (m) On or after the date hereof no downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act) shall have occurred; and
                    (n) The Perilya Transaction shall be consummated simultaneously with, or immediately subsequent to, the Closing of the purchase and sale of the Shares.
                    If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date.
                    In such event, the Company and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
          7. Conditions of the Obligations of the Company.
          The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
          8. Indemnification.
                    (a) The Company agrees:
                         (i) to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof; and
                         (ii) to reimburse the Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.
                    (b) The Underwriter will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Underwriter specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have.

                    (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Section 8(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), (b) or (c) and by the Company in the case of parties indemnified pursuant to Section 8(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.
                    (d) To the extent the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
                    (e) The Company, and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
                    (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.
                    (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriter or any person controlling the Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriter, or any person controlling the Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
          9. Notices.
          All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriter, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005; Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, with a copy, which shall not constitute notice, to Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, Attention: David K. Boston, Esq., and if to the Company, to its agent for service as such agent’s address appears on the cover page of the Registration Statement with a copy to Gibson, Dunn & Crutcher LLP, 2029 Century Park East, Los Angeles, California 90067, Attention: Timothy J. Hart, Esq.
          10. Termination.
          This Agreement may be terminated by you by notice to the Company (a) any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act); (vii) the suspension of trading of the Company’s Common Stock by the New York Stock Exchange, the Toronto Stock Exchange, the Commission, or any other governmental authority or, (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a Material Adverse Effect on the securities markets in the United States; or as provided in Section 6 of this Agreement.

          11. Successors.
          This Agreement has been and is made solely for the benefit of the Underwriter, the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign merely because of such purchase.
          12. Information Provided by Underwriter.
          The Company and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the third and eleventh paragraphs under the caption “Underwriting” in the Prospectus Supplement.
          13. Miscellaneous.
          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          This Agreement shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of laws provisions thereof.

     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

COEUR D’ALENE MINES CORPORATION

		By	/s/ Dennis E. Wheeler

			Name:	Dennis E. Wheeler
			Title:	Chairman and Chief Executive Officer
The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Brad Miller

Authorized Officer

By:	/s/ Frank Comas

Authorized Officer
(Signature Page to Underwriting Agreement)

SCHEDULE I
Jurisdictions of Foreign Qualification

	State of	Foreign State
Company	Incorporation	Qualification
Coeur d’Alene Mines Corporation	Idaho	None

Callahan Mining Corporation	Arizona	Michigan

CDE Chilean Mining Corp.	Delaware	None

Coeur Alaska, Inc.	Delaware	Alaska

Coeur Bullion Corporation	Idaho	None

Coeur Explorations, Inc.	Idaho	None

Coeur Rochester, Inc.	Delaware	Nevada

Coeur Silver Valley, Inc.	Delaware	Idaho

Earthworks Technology, Inc.	Idaho	None

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SCHEDULE II
Parties to Lockup Agreement
Cecil D. Andrus
Tom Angelos
James R. Arnold
Donald J. Birak
Gary W. Banbury
Harry Cougher
James J. Curran
Kelli Kast
Jennifer Kean
Mitchell J. Krebs
Scott Lamb
Andrew Lundquist
Robert E. Mellor
John H. Robinson
Luke Russell
James A. Sabala
J. Kenneth Thompson
Alex Vitale
Dennis E. Wheeler
Timothy R. Winterer

3

ANNEX I
[FORM OF LOCKUP AGREEMENT]
September __, 2005
Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005
Re: Offering of Shares of Common Stock of Coeur d’Alene Mines Corporation
Gentlemen:
The undersigned, a holder of common stock (“Common Stock”) or rights to acquire Common Stock of Coeur d’Alene Mines Corporation (the “Company”), understands that the Company intends to file with the Securities and Exchange Commission (the “Commission”) on or about September 15, 2005, a prospectus supplement to its Registration Statement on Form S-3, filed with the Commission on April 20, 2004 (the “Registration Statement”) for the registration of shares of Common Stock (the “Offering”). The undersigned further understands that you are contemplating entering into an Underwriting Agreement with the Company in connection with the Offering.
In order to induce the Company and you to enter into the Underwriting Agreement and to proceed with the Offering, the undersigned agrees, for the benefit of the Company and you, that should the Offering be effected the undersigned (along with all of the officers and directors of the Company party to a similar Lockup agreement with you listed on Exhibit A hereto, other than the undersigned, the “Other Parties”), will not, without your prior written consent, directly or indirectly, make any offer, sale, assignment, transfer, encumbrance, contract to sell, grant of an option to purchase or other disposition any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (collectively, “Stock”) beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned for a period of 90 days subsequent to the date of the Underwriting Agreement (the “Restriction Period”). Notwithstanding the foregoing, during the Restriction Period, the undersigned (i) may sell shares of Common Stock beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned as of the date hereof or acquired by the undersigned pursuant to the Company’s Executive Compensation Program or Non-Employee Directors Stock Option Plan; provided, however, that in no event shall the number of shares of Stock sold by the undersigned, when added to the number of shares of Stock sold by the Other Parties, exceed 500,000, and (ii) may transfer Stock as a gift or gifts provided that any donee thereof agrees in writing to be bound by the terms hereof).

4

The undersigned, whether or not participating in the Offering, confirms that he, she or it understands that the Underwriter and the Company will rely upon the representations set forth in this agreement in proceeding with the Offering. This agreement shall be binding on the undersigned and his, her or its respective successors, heirs, personal representatives and assigns. The undersigned agrees and consents to the entry of stop-transfer instructions with the Company’s transfer agent against the transfer of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock held by the undersigned except in compliance with this agreement.
Very truly yours,
Dated: September __, 2005

               Signature

Printed Name and Title (if applicable)

5

EXHIBIT A
Parties to Lockup Agreement
Cecil D. Andrus
Tom Angelos
James R. Arnold
Donald J. Birak
Gary W. Banbury
Harry Cougher
James J. Curran
Kelli Kast
Jennifer Kean
Mitchell J. Krebs
Scott Lamb
Andrew Lundquist
Robert E. Mellor
John H. Robinson
Luke Russell
James A. Sabala
J. Kenneth Thompson
Alex Vitale
Dennis E. Wheeler
Timothy R. Winterer

6

ANNEX II
Form of Opinion of Gibson Dunn & Crutcher llp

7

ANNEX III
Form of Opinion of Kelli Kast, esq.

8